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                    RUTHERFORD-MORAN OIL CORPORATION

4,000,000 Shares of Common Stock

                                                         Underwriting Agreement


                                                        _________________ ,1996


J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.
As Representatives of the several
   U.S. Underwriters listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International Limited
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
As Representatives of the several
    International Managers listed in Schedule II hereto
c/o J.P. Morgan Securities Ltd.
60 Victoria Embankment
London EC4Y OJP

Ladies and Gentlemen:

     Rutherford-Moran Oil Corporation, a Delaware corporation ("RMOC"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 4,000,000 shares of common stock, par value $.01 per share (the "Underwritten Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, to issue and sell to the U.S. Underwriters (as defined below), at the option of the U.S. Underwriters, up to 600,000 additional shares of its common stock, par value $.01 per share (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares." The shares of common stock of RMOC to be outstanding after giving effect to the sale of the Shares pursuant to this Agreement are herein referred to as the "Common Stock."

     It is understood that, subject to the conditions hereinafter stated, 3,200,000 Underwritten Shares (the "U.S. Underwritten Shares") will be sold to the several U.S. underwriters named in SCHEDULE I hereto



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(the "U.S. Underwriters") in connection with the offering and sale of such
U.S. Underwritten Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between Syndicates of even date herewith between the U.S. Underwriters and the International Managers (as defined below)), and 800,000 Underwritten Shares (the "International Shares") will be sold to the several international managers named in SCHEDULE II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, PaineWebber International (U.K.) Ltd. and Smith Barney Inc. shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters," and the U.S. Representatives and International Representatives are hereinafter collectively referred to as the "Representatives."

     RMOC has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time when it shall become effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are collectively referred to in this Agreement as the "Prospectus." If RMOC has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     It is also understood that RMOC has entered into an Exchange Agreement, effective as of __________________________________ (the "Exchange Agreement"),
with each of the former stockholders of Rutherford-Moran Exploration Company ("RMEC"), a Texas corporation, and with each of the former shareholders, except RMEC, of Thai Romo Limited ("Thai Romo"), a limited company existing under the laws of Thailand (collectively, the "Exchanging Securityholders"), such Exchanging Securityholders being listed on SCHEDULE III hereto. In accordance with the Exchange Agreement, each Exchanging Securityholder will tender for exchange to RMOC, and RMOC will issue to the Exchanging Securityholders in exchange therefor, the number of shares of Common Stock set forth in Schedule A to the Exchange Agreement in exchange for the number of shares of RMEC or Thai Romo (the "Exchange Shares") and the principal amount of promissory notes of Thai Romo evidencing shareholder loans (the "Thai Romo Notes" and, together with the Exchange Shares, the "Exchange Securities") set forth in Schedule B to the Exchange Agreement. Messrs. Rutherford and Moran are herein collectively referred to herein as the "Principal Shareholders."

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     For purposes of this Agreement, the term "Company" means RMOC and, unless the context otherwise requires, includes its subsidiaries after giving effect to the Transactions (each of which is listed on SCHEDULE IV hereto (the "Subsidiaries")). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Prospectus.

     1. RMOC agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from RMOC the respective number of Underwritten Shares set forth opposite such Underwriter's name in SCHEDULES I AND II hereto at a purchase price per share (the "Purchase Price") of $_____________________________________ .

     In addition, RMOC agrees to issue and sell the Option Shares to the U.S. Underwriters as hereinafter provided, and the U.S. Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from RMOC up to an aggregate of 600,000 Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each U.S. Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of U.S. Underwritten Shares set forth opposite the name of such U.S. Underwriter in SCHEDULE I hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of U.S. Underwritten Shares being purchased from RMOC by the several U.S. Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

     The U.S. Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the U.S. Representatives to RMOC. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. RMOC understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. It is understood that the International Managers propose to offer the International Shares for sale as set forth in the international prospectus. Each of RMOC and each International Manager agrees that it will not, directly or indirectly, purchase, offer, sell or deliver any Shares or have in its possession or distribute or publish the Prospectus or any other offering material in any country or jurisdiction except under circumstances that will not violate any applicable laws and regulations and that will not impose any obligations on the Company or any material obligation on any U.S. Underwriter or International Manager.

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     3.   Payment for the Shares shall be made by wire transfer in
immediately available funds, in the case of the Underwritten Shares, on _________________ 1996, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares, such payments to be made to the account specified, no later than noon the Business Day (as defined below) prior to the Closing Date or the Additional Closing Date (each as defined below), by the Company to the Representatives. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date," and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

     The Exchange Securities tendered by MDMTHAI, Inc., SRRTHAI, Inc., JAMTHAI, Inc., PRRTHAI, Inc., SFJTHAI, Inc., THAIJAM, L.P., THAIPRR, L.P. and THAISFJ, L.P. are subject to pledge agreements in favor of The Chase Manhattan Bank, N.A., Bangkok Branch (the "Bank"), as described in Schedule B of the Exchange Agreement, and pursuant thereto, the certificates evidencing said Exchange Securities are held by the Bank. RMOC also has pledged to the Bank the Exchange Securities to be received from the aforementioned Exchanging Securityholders; therefore, said Exchange Securities, including new share certificates reflecting the results of the exchange, shall remain in the custody of the Bank pursuant to the Custodial Agreement and power of attorney, as in effect on the date hereof (the "Custodial Agreement").

     Certificates in transferrable form for the shares of RMEC to be exchanged by John A. Moran, Patrick R. Rutherford and Sydney F. Jones and the shares of Thai Romo to be exchanged by Red Oak Holdings, Inc., and the Thai Romo Notes to be exchanged by Red Oak Holdings, Inc. pursuant to the Exchange Agreement have been placed in custody with ______________________ (the "Custodian") for delivery pursuant to the Custodial Agreement executed by each of the Exchanging Securityholders appointing ____________________ and ________________________ as agents and attorneys-in-fact (the "Attorneys-in-Fact").

     4. Each of RMOC and RMEC represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus filed as part of the Registration Statement has been issued by the Commission, and the preliminary prospectus included as part of the Registration Statement as of the time it became effective that omits information as permitted by Rule 430A under the Securities Act, and the preliminary prospectus filed pursuant to the Securities Act in the form circulated to prospective investors, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state

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a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to RMOC in writing by such Underwriter through the Representatives expressly for use therein;

          (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if RMOC shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to RMOC in writing by such Underwriter through the Representatives expressly for use therein;

          (c) the financial statements (except for the PRO FORMA financial information), and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the combined financial position of the Company as of the dates indicated and the results of its operations and changes in its combined cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the PRO FORMA financial information, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable and the adjustments used therein are appropriate to give PRO FORMA effect to the transactions or circumstances referred to therein; such PRO FORMA information has been prepared on a basis consistent with such historical statements, except for the PRO FORMA adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus, the Exchange Agreement and this Agreement; the other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

          (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of RMOC or any of the Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of RMOC and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither RMOC nor any of the Subsidiaries has entered into any transaction or

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agreement (whether or not in the ordinary course of business) material to
RMOC and the Subsidiaries, taken as a whole; none of RMOC nor any of the Subsidiaries, to the best of the Company's knowledge, has, or may reasonably be expected to have, sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

          (e) RMOC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on RMOC and the Subsidiaries, taken as a whole;

          (f) each Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on RMOC and the Subsidiaries; all of the capital stock, shares and other equity interests of each of the Subsidiaries will, at the effective time of the Transactions, be owned by RMOC, directly or indirectly, free and clear of any lien, encumbrance, equity or claim, except for the pledge of Shares of Thai Romo described on Schedule B to the Exchange Agreement (the "Thai Romo Pledge") and except as described on Schedule IV hereto; and all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except, in the case of Thai Romo, for the Thai Romo Pledge) are free and clear of any lien, encumbrance, equity or claim;

          (g) this Agreement, the Exchange Agreement and the Custodial Agreement have been duly authorized, executed and delivered by RMOC and RMEC;

          (h) RMOC has an authorized capitalization as set forth in the Prospectus, such authorized capitalization conforms as to legal matters to the descriptions thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of RMOC and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights except for the rights of existing stockholders to acquire a proportion of new shares issued by Thai Romo (the "Thai Romo Rights") as provided in Chapter VII of its Articles of Association and in the Thai Romo Stockholders Agreement dated July 7, 1995 (the "Thai Romo Stockholders Agreement"), which rights are not exercisable in connection with any of the transactions contemplated in the Prospectus, this Agreement, the Exchange Agreement or the Custodial Agreement; and, except as described in the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in RMOC or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of RMOC or any of the Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options, except for the Thai Romo Rights;

          (i) the Shares to be issued and sold by RMOC hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; the shares of Common Stock to be issued by RMOC in exchange for the Exchange Securities under the Exchange Agreement (the "Nonregistered Shares") have been duly authorized and, when issued and delivered in exchange for the Exchange Securities in accordance with the Exchange Agreement, will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares and the Nonregistered Shares is not subject to any preemptive or similar rights;

          (j) neither RMOC nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its respective certificate of incorporation or bylaws, as amended or, as to Thai Romo, its memorandum or articles of association (the "Memorandum and Articles"), or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which RMOC or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to RMOC and the Subsidiaries, taken as a whole; the issuance and sale of the Shares and the performance by RMOC and RMEC of their obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with, violate or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which RMOC or any of the Subsidiaries is a party or by which RMOC or any of the Subsidiaries is bound or to which any of the property or assets of RMOC or any of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the certificate of incorporation or the bylaws, as amended, of RMOC or any of the Subsidiaries, or, as to Thai Romo, its Memorandum or Articles, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over RMOC, the Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by RMOC and RMEC of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting RMOC or any of the Subsidiaries or any of their respective properties or to which RMOC or any of the Subsidiaries is or may be a party or to which any property of RMOC or any of the Subsidiaries is or may be the subject which, if determined adversely to RMOC or any of the Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of RMOC and the Subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (l) except to the extent described in the Prospectus, the petroleum concession to explore Block B8/32 in the Gulf of Thailand (the "Concession"), the designation of the area allowed for the petroleum production at the Tantawan Field exploration Block B8/32 (the "Designation"), and the Gas Sales Agreement dated November 4, 1995 (the "Gas Sales Agreement") and other arrangements held by the Company reflect in all material respects the rights of the Company to explore, produce and market hydrocarbons from the acreage described in the Prospectus, in each case free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except such as are described or referred to in the Prospectus or such as do not materially affect the value of, and do not interfere with the activities of the Company under the Concession, the Designation, the Gas Sales Agreement and other arrangements, and the care taken by the Company with respect to acquiring or otherwise procuring such Concession, the Designation, the Gas Sales Agreement and the other arrangements was consistent with standard industry practices for acquiring or procuring acreage and related activities for the exploration, production and sale of hydrocarbons; title investigations have been carried out by the Company in accordance with the practice in the oil and gas industry; and any real property and the property held under lease or concession or designation by the Company are held by them under valid, existing and enforceable leases or concessions or designations with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property by the Company;

          (m) no relationship, direct or indirect, exists between or among RMOC or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of RMOC or any of the Subsidiaries on the other hand, which is required by the Securities Act (including, without limitation, Item 404 of Regulation S-K of the Commission) to be described in the Registration Statement and the Prospectus which is not so described;

          (n) no person has the right to require RMOC to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares or the consummation of the transactions contemplated by this Agreement or the Exchange Agreement, except as described in the Prospectus;

          (o) neither RMOC nor any Subsidiary is, or, after giving effect to the offering and sale of the Shares, will be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations;

          (p)       the Company has complied with all provisions of
Section 517.075 of the Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

          (q) KPMG Peat Marwick LLP, who have certified certain financial statements of RMOC, RMEC and the Subsidiaries, are independent public accountants as required by the Securities Act and the Exchange Act;

          (r) RMOC and each of the Subsidiaries has filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against RMOC or the Subsidiaries;

          (s) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

          (t) RMOC and each of the Subsidiaries, directly or indirectly through the operator of Block B8/32 (the "Block Operator") and the operator of the Tantawan Field (the "Tantawan Operator"), maintains insurance covering its properties, operations, personnel and businesses; in the Company's reasonable judgment, such insurance provides coverage against such losses and risks as is adequate in accordance with customary industry practice to protect the Company and its businesses; neither RMOC nor any Subsidiary nor, to the Company's knowledge, any such operator has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and the Additional Closing Date, as the case may be;

          (u) the information underlying the estimates of the reserves of the Company, which was supplied by the Company to Ryder Scott Company ("Ryder Scott"), independent petroleum engineers, for purposes of auditing the reserve reports and estimates of the Company included in the Prospectus at Appendix A (the "Reserve Report"), including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations, sales of production and special remunerating benefits and abandonment costs was true and correct in all material respects on the dates such estimates were made and such information was prepared and was supplied in accordance with customary industry practices; Ryder Scott were, as of the date of the Reserve Report, and are, as of the date hereof, independent petroleum engineers with respect to the Company; the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Report; estimates of such reserves and present values as described in the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act;

          (v) neither RMOC, the Subsidiaries nor the Principal Shareholders has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, governmental official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States, Thailand or any other country having jurisdiction;

          (w) no forward-looking statement (as defined in Rule 175 under the Act) contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

          (x) each of RMOC, the Subsidiaries and, to the best of the Company's knowledge, the Tantawan Operator and the Block Operator owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its and the Concessionaires' business as conducted as of the date hereof, and the Company has not received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and, to the best of the Company's knowledge, the Block Operator and the Tantawan Operator are in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

          (y) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company, the Block Operator or the Tantawan Operator or any of their affiliates which are likely to have a material adverse effect on RMOC and the Subsidiaries, taken as a whole;

          (z) RMOC, the Subsidiaries and, to the best of the Company's knowledge, the Block Operator and the Tantawan Operator (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and all notice requirements with respect thereto (collectively, "Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on RMOC and the Subsidiaries, taken as a whole, and (iv) are not reasonably likely to be required or obligated to pay costs and liabilities associated with Environmental Laws that would, singly or in the aggregate, have a material adverse effect on RMOC and the Subsidiaries, taken as a whole;

          (aa) each of the Joint Operating Agreement dated as of June 27, 1991, the Joint Operating Agreement to be effective as of March 3, 1995 (collectively, the "Joint Operating Agreements"), the Thai Romo Stockholders Agreement, the Gas Sales Agreement and the Concession has been duly and validly authorized by Thai Romo, duly executed and delivered by Thai Romo and is a legally valid and binding obligation of Thai Romo, enforceable against Thai Romo in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (ii) as to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; and both Thai Romo and, to the Company's knowledge, each other party to each of the above-referenced Agreements, is in compliance in all material respects with the terms thereof;

          (bb) to the Company's knowledge, each Attorney-in-Fact is authorized, on behalf of each of the Exchanging Securityholders, to execute the Exchange Agreement and any other documents necessary or desirable in connection with the exchange of the Exchange Securities by such Exchanging Securityholder under the Exchange Agreement, to make delivery of the certificates for such Exchange Securities, to receive the shares of Common Stock in exchange, to give receipts for such certificates and proceeds, to pay therefrom any expenses to be borne by the Company or the Exchanging Securityholders in connection with the exchange of such Exchange Securities, to distribute the shares of Common Stock and any proceeds in exchange to such Exchanging Securityholder, and to take such other action as may be necessary or desirable in connection with the Transactions contemplated by this Agreement and the Exchange Agreement; and

     (cc) except as set forth in the Prospectus, as of the date hereof and as of the Closing Date and Additional Closing Date, as the case may be, (i) neither the Company nor any Subsidiary has any obligations for the delivery of hydrocarbons attributable to any of the Company's or any of its Subsidiaries' properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor, and (ii) neither the Company nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts which are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including, without limitation, hydrocarbons, currency and securities.

     5. Each Principal Shareholder represents and warrants to each Underwriter and to RMOC that:

          (a) prior to giving effect to the Transactions, such Principal Shareholder has valid and marketable title to the Exchange Securities to be tendered for exchange by such Principal Shareholder, free and clear of any lien, claim, security interest equity or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectus or on Schedule B to the Exchange Agreement;

          (b) at all relevant times, such Principal Shareholder had and has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Exchange Securities in the manner provided in the Exchange Agreement and the Custodial Agreement, and the delivery of and exchange of such Exchange Securities thereunder transfers valid and marketable title to such Exchange Securities to RMOC, free and clear of any lien, claim, security interest, equity or other encumbrance, except as otherwise described in the Prospectus;

          (c) each of this Agreement, the Exchange Agreement and the Custodial Agreement has been duly authorized, executed and delivered by or on behalf of such Principal Shareholder and is the valid and binding agreement of such Principal Shareholder enforceable against such Principal Shareholder in accordance with its terms, except that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally,
(ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws;

          (d) neither the exchange of the Exchange Securities, the execution, delivery or performance of this Agreement, the Exchange Agreement or the Custodial Agreement by or on behalf of such Principal Shareholder nor the consummation by or on behalf of such Principal Shareholder of the Transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act and the Exchange Act or compliance with state securities or blue sky laws), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which such Principal Shareholder is a party or by which such Principal Shareholder is or may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Principal Shareholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Principal Shareholder pursuant to the terms of any agreement or instrument to which such Principal Shareholder is a party or by which such Principal Shareholder may be bound or to which any of the property or assets of such Principal Shareholder is subject;

          (e) the information pertaining to such Principal Shareholder provided to RMOC for inclusion under the captions "The Transactions," "Management," "Certain Related Party Transactions," "Certain Relationships" and "Security Ownership of Management" in the Prospectus does not, and on the Closing Date and the Additional Closing Date, as applicable, will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) such Principal Shareholder, in consideration of the obligations of the Underwriters and the mutual agreements hereunder, hereby (i) represents and warrants to the Underwriters that the representations and warranties of such Principal Shareholder set forth in the Exchange Agreement are true and correct on the date hereof and on the Closing Date and the Additional Closing Date, as applicable, (ii) represents and warrants that such Principal Shareholder has duly executed and delivered the Exchange Agreement and the Custodial Agreement and has taken all other actions required by such Principal Shareholder to effect the Transactions, (iii) represents and warrants that Schedule B of the Exchange Agreement accurately describes all of the securities of RMEC and Thai Romo owned directly or indirectly by such Principal Shareholder and (iv) consents that the Underwriters may rely, and acknowledges that the Underwriters have relied, on the representations, warranties and agreements of such Principal Shareholder in the Exchange Agreement and the Custodial Agreement as if set forth in full herein;

          (g) such Principal Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock; and

          (h) such Principal Shareholder does not have any knowledge that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6. RMOC covenants and agrees with each of the several Underwriters as follows:

          (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of RMOC, to the Representatives five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; PROVIDED that RMOC shall not be required to file a general consent to service of process in any jurisdiction;

          (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of RMOC occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) for two years following the Closing Date, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (i) for a period of 180 days after the date of the initial public offering of the Shares not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives, other than the Shares to be sold hereunder, any shares of Common Stock of RMOC issued upon the exercise of options granted under the employee and director stock plans described in the Prospectus and exchanges pursuant to the Transactions;

          (j) to use the net proceeds received by RMOC from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (k) to use its best efforts to have the Shares quoted on the Nasdaq National Market;

          (l) to file with the Commission such reports on Form SR as may be required by Rule 463 under the Securities Act;

          (m) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the blue sky or securities laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the Nasdaq National Market (including fees and expenses of counsel to the Company),
(v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the preliminary and supplemental blue sky memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any transportation and any other expenses incurred by RMOC in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates, (ix) the cost and charges of any transfer agent and any registrar and (x) the fees and expenses of the Company's accountants, engineers and counsel (including local, foreign and special counsel) to the Company; and

          (n) Prior to the Closing Date to furnish to you duly executed and delivered "lock-up" agreements, in form and substance substantially as set forth in Section 6(i) hereto, signed by each of its current officers and directors, each of the Principal Shareholders and each of the Exchanging Securityholders; and prior to or on the date of this Agreement to deliver an Exchange Agreement duly executed by each Exchanging Securityholder into Custody pursuant to the Custodial Agreement.

     7. Each of the Principal Shareholders covenants and agrees with the Underwriters as follows:

          (a) to cooperate to the extent necessary to cause the Registration Statement and any post-effective amendment thereto to become effective at the earliest possible time;

          (b) to pay or cause to be paid all United States federal and other fees and taxes (including, without limitation, foreign stamp duty and transfer fees and taxes), if any, on the transfer or exchange of such Exchange Securities that are tendered for exchange by the Exchanging Securityholders and the shares of Common Stock issued in exchange by RMOC;

          (c) to do or to perform or cause to be done or performed all things required to be done or performed by the Exchanging Shareholders prior to the Closing Date or the Additional Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Exchange Securities pursuant to this Agreement and the Exchange Agreement;

          (d) in consideration of the obligations of the Underwriters and the mutual agreements hereunder, (i) to use its best efforts to consummate all of the Transactions contemplated by the Exchange Agreement and the Custodial Agreement and to comply with all the terms and conditions of such agreements and
(ii) not to consent to the amendment of the Exchange Agreement or the Custodial Agreement without the prior written consent of the Representatives;

          (e) to have executed a "lock-up" agreement, Exchange Agreement and Custodial Agreement as provided in Section 6(n) above and not to sell, contract to sell or otherwise dispose of any Common Stock prior to the expiration of 180 days after the date of the Prospectus, without the prior written consent of J.P. Morgan Securities Inc.;

          (f) not to have taken, nor to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares; and

          (g) to advise you promptly upon becoming aware, and if requested by you, to confirm such advice in writing, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or any of its affiliates, or of the happening of any event that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration

Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law.

     8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by RMOC, RMEC and the Principal Shareholders of their obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 p.m., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

          (b) the representations and warranties of each of RMOC, RMEC and the Principal Shareholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of RMOC, RMEC and the Principal Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

          (c) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of RMOC or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of RMOC and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

          (d) neither RMOC nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

          (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of RMOC with specific knowledge about the Company's financial matters, satisfactory to the Representatives, to the effect set forth in subsections (a) through (d) (with respect to the respective representations, warranties, agreements and conditions of RMOC and RMEC) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of RMOC and the Subsidiaries, taken as a whole, from that set forth or contemplated in the Registration Statement;

          (f) Fulbright & Jaworski L.L.P., counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) RMOC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) RMOC has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Texas;

               (iii) each of RMEC and Thai Romo Holdings, Inc. ("TRH") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; TRH has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Texas; all of the outstanding shares of capital stock of RMEC and TRH have been duly and validly authorized and are validly issued, fully paid and non-assessable, and, prior to giving effect to the Transactions, as to TRH, were owned of record by RMOC, and, as to RMEC, were owned of record by the Principal Shareholders and Mr. Sidney F. Jones;

               (iv) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (v) each of RMOC and RMEC has the corporate power and authority to enter into this Agreement, the Exchange Agreement and the Custodial Agreement, and RMOC has the corporate power and authority to issue, sell and deliver the Shares and the Nonregistered Shares;

               (vi) this Agreement, the Exchange Agreement and the Custodial Agreement have been duly authorized, executed and delivered by RMOC and RMEC;

               (vii) the authorized capital stock of RMOC conforms as to legal matters in all material respects to the description thereof under the caption "Description of Capital Stock" in the Prospectus;

               (viii) the shares of capital stock of RMOC outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, free and clear of any liens or encumbrances within the meaning of the Uniform Commercial Code;

               (ix) the Shares and the Nonregistered Shares have been duly authorized, and when the Shares have been delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Nonregistered Shares have been delivered to the Exchanging Securityholders upon exchange of Exchange Securities in accordance with the terms of the Exchange Agreement, the Shares and the Nonregistered Shares will be validly issued, fully paid and non-assessable; and the issuances of the Shares and the Nonregistered Shares are not subject to any preemptive or similar rights pursuant to any statute, the certificate of incorporation or the bylaws of RMOC;

               (x) the statements in the Prospectus under the captions "Business and Properties - Tax Regulation," "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," "Description of Capital Stock" and "Shares Eligible for Future Sale" and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the Common Stock, legal matters, documents or proceedings referred to therein, fairly present the information required by the rules and regulations under the Securities Act with respect to such terms, legal matters, documents or proceedings;

               (xi) the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules and the other financial and statistical, reserve or related data and information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act;

               (xii) the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by each of RMOC and RMEC of its obligations under this Agreement and the consummation of the transactions contemplated herein and under the Exchange Agreement and the Custodial Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will any such action result in any violation of the provisions of the certificate of incorporation or the bylaws, as amended, of RMOC, RMEC or TRH or any applicable law or statute or any order, rule or regulation of any court or governmental agency that is known to such counsel to be applicable to RMOC, RMEC or TRH;

               (xiii) no consent, approval, authorization, registration or qualification of, or filing with, any court or governmental agency is required by statute, rule or regulation for the issuance and sale of the Shares or the Nonregistered Shares or the consummation of the Transactions in the manner described in the Registration Statement, the Exchange Agreement and the Custodial Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Exchange Act (and except as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters, as to which such counsel need express no opinion);

               (xiv) neither RMOC nor any of the Subsidiaries is, nor after giving effect to the Transactions and the offering and sale of the Shares and the Nonregistered Shares will be, an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act, nor a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended; and

               (xv) to the knowledge of such counsel, no holder of securities of RMOC or any of the Subsidiaries has rights to require the registration of such securities as a result of the filing of the Registration Statement or in connection with the offering of the Shares or the Transactions.

     Such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent set forth in paragraph (x)), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to such counsel's attention that lead them to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, that such counsel need make no comment with respect to (i) the financial statements and schedules contained therein, including the notes thereto, the auditors' report thereon and the related summary of accounting policies, (ii) the reports of the independent petroleum engineers (the "Engineers") and the related schedules contained therein prepared based on information provided by the Engineers and (iii) the other financial and engineering data included therein) and, further, that no facts have come to such counsel's attention that lead them to believe that, other than as set forth or contemplated in the Prospectus, there are any legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting RMOC or any of the Subsidiaries or any of their respective properties or to which RMOC or any of the Subsidiaries is or may be a party or to which any property of RMOC or any of the Subsidiaries is or may be the subject which, if determined adversely to RMOC or any of the Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of RMOC and the Subsidiaries, taken as a whole.

   In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of appropriate officers of RMOC and the Subsidiaries and certificates or other written statements of officials of jurisdictions having custody of documents respecting the incorporation, corporate existence or good standing of RMOC, RMEC and TRH.

   The opinion of Fulbright & Jaworski L.L.P. described above shall be rendered to the Underwriters at the request of RMOC and shall so state therein.

     (g) the Representatives shall have received an opinion of Baker & McKenzie, foreign counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives to the effect that:

          (i) neither (a) the exchange (the "Exchange") of shares of capital and the Thai Romo Notes for shares of Common Stock, (b) the execution, delivery and performance of the Exchange Agreement and the Custodial Agreement with respect to the Exchange, (c) the offering, issuance and sale of the Shares pursuant to this Agreement nor (d) the consummation by the Company of the transactions contemplated thereby (insofar as such Transactions involve matters governed by Thai law and regulations or by the Memorandum and Articles)
(w) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official of Thailand or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Memorandum and Articles, Stockholders Agreement or other governing documents of Thai Romo, (x) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Concession, the Designation, the Joint Operating Agreements or the Gas Sales Agreement, (y) violates any statute, law, rule, regulation, administrative interpretation or filing or judgment, injunction, order or decree applicable to Thai Romo or any of its properties or (z) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Thai Romo pursuant to the terms of the Memorandum and Articles, the Stockholders Agreement, the Concession, the Designation, the Joint Operating Agreements or the Gas Sales Agreement;

          (ii) Thai Romo has been duly organized and is validly existing as a private limited company under the laws of Thailand, with corporate power and authority to conduct its business under the Concession and the Designation; its Memorandum and Articles, in the form attached to such opinion, have been duly approved and adopted by Thai Romo by all formalities required under Thai law; and, to such counsel's knowledge, all filings required pursuant to the Memorandum and Articles have been made with the proper governmental authorities of Thailand, and, to such counsel's knowledge, no such filings are required under the laws of Thailand pursuant to the terms of the Concession, the Designation, the Joint Operating Agreements or the Gas Sales Agreement;

          (iii) the shares of capital of Thai Romo consist solely of 1,065,217 ordinary shares that have been duly authorized and validly issued, are duly registered in the registry of shares of Thai Romo in the names and numbers of shares set forth on an exhibit to such opinion, are fully paid and nonassessable; none of such shares have been issued in violation of any rights set forth in the Memorandum and Articles or the Stockholders Agreement; and, to such counsel's knowledge, no action has been taken by Thai Romo to increase, decrease or otherwise change its authorized capital or its authorized or issued shares of capital;

          (iv) the statements in the Prospectus under the captions entitled "Business and Properties" (insofar as such statements constitute a summary of Thai legal and regulatory provisions and proceedings and of the Memorandum and Articles, the Concession, the Designation, the Joint Operating Agreements and the Gas Sales Agreement) fairly present the applicable information with respect to such legal and regulatory provisions and proceedings, the Memorandum and Articles, the Stockholders Agreement, the Concession, the Designation, the Joint Operating Agreements, the Gas Sales Agreement and the documents and proceedings therein described and do not include any untrue statement or omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) to the best of such counsel's knowledge, Thai Romo has not taken any action or had any steps taken or legal proceedings started or threatened against Thai Romo for its winding up or dissolution, nor has any event of dissolution occurred under its Memorandum or Articles;

          (vi) all dividends and other distributions declared and payable on the ordinary shares of Thai Romo may under current Thai law, regulations and official practices, the Memorandum and Articles, the Stockholders Agreement, the Concession, the Designation, the Joint Operating Agreements and the other governing documents of Thai Romo be paid to the shareholders of Thai Romo in Thai Baht and may be converted into U.S. dollars or other currency that may be, after proper approval is obtained from a commercial bank on behalf of the Bank of Thailand, freely transferred out of Thailand without any other approval, any limitation as to currency or amount, any payment of taxes or fees or any other restriction or payment of any kind;

          (vii) to such counsel's knowledge, based on an inspection and review of the corporate records, the registry of shares of Thai Romo, the Concession, the Joint Operating Agreements, the Memorandum and Articles and the Stockholders Agreement none of the shares of capital of Thai Romo is subject to any lien or encumbrance under Thai law or will be subject to any such lien or encumbrance (except for the pledge described on Schedule B to the Exchange Agreement) upon consummation of the transactions contemplated by this Agreement, the Exchange Agreement and the Custodial Agreement;

          (viii) to the best of such counsel's knowledge, based on an inspection of the Memorandum and Articles, the corporate records and the registry of shares of Thai Romo, there are no rights existing under Thai law that would entitle any person to purchase or otherwise to acquire any shares or other ownership interest in the capital of Thai Romo, other than the Thai Romo Rights, which rights are not exercisable in connection with any of the transactions contemplated in the Prospectus, this Agreement, the Exchange Agreement or the Custodial Agreement;

          (ix) to the best of such counsel's knowledge, as of the date hereof, there is no pending or threatened action, suit or proceeding before any court or any governmental agency or body or any arbitrator in Thailand involving
Thai Romo or its affiliates, the Concession, the Designation, the Joint Operating Agreements or any of the property or assets of Thai Romo or its affiliates;

          (x) dividends payable by Thai Romo from its petroleum business under the Petroleum Income Tax Act No. 4 to its Thai corporate shareholders or foreign corporate shareholders, including RMOC, RMEC and TRH, may be made free and clear of and without deduction for or on account of any taxes, imposts, withholdings or deductions of any kind imposed, assessed or levied by Thailand or any authority thereof or therein; payments of interest and other payments in the nature of interest made by Thai Romo to a lender being a foreign company not doing business in Thailand are subject to Thai withholding tax at a rate of 15 percent, subject to any applicable bilateral tax treaty between Thailand and the country of the recipient thereof;

          (xi) under the laws of Thailand, none of the shareholders of Thai Romo will be deemed to be resident, domiciled or carrying on any business activity in Thailand or subject to any taxes, imposts or duties as a result only of its status as a shareholder or its receipt of dividends paid out of petroleum busines under the Petroleum Income Tax Act No. 4 with respect to the shares of Thai Romo or as a result of the transactions contemplated by this Agreement, the Exchange Agreement or the Custodial Agreement, other than stamp duty of 0.1 percent on the transfer of Thai Romo shares if the share transfer documents have been signed in Thailand or signed outside of Thailand but brought into Thailand, provided that the exchange of the shares of Thai Romo under the Exchange Agreement is effected entirely outside of Thailand and between non-residents of Thailand;

          (xii) each of the Concession and the Designation is, to the best of such counsel's knowledge, in full force and effect and there are no discrepancies in the English translation of the official Thai Concession and the letter of Designation;

          (xiii) under the terms of the Concession and according to applicable Thai statutes, regulations, decrees, orders and official practices, Thai Romo, the Block Operator, the Tantawan Operator and Sophonpanich are deemed to constitute the Concessionaire (the
"Concessionaire") pursuant to the Concession and are deemed to have the status of a separate, independent and autonomous, juristic person for all purposes related to the Concession;

          (xiv) dividends or distributions, either in cash or any other form, paid on the shares of Thai Romo are not subject to any Thai withholding or other tax;

          (xv) the choice of New York law as the proper law of the Underwriting Agreement and the choice of Texas law as the proper law of the Exchange Agreement and the Custodial Agreement is enforceable under the Thai Conflict of Laws Act;

          (xvi) Thai Romo may be sued in its own name in the courts of Thailand, and under the laws of Thailand would not be entitled to claim for itself or its revenues or assets any immunity from suit, court jurisdiction, attachment in aid of execution of a judgment or prior to judgment, set off, execution of a judgment or any other legal process with respect to its obligations under the Concession or the Joint Operating Agreements;

          (xvii) upon the transfer by the Exchanging Securityholders of the Thai Romo Notes pursuant to the Exchange Agreement (assuming due execution and delivery of the Exchange Agreement by the parties thereto), Thai Romo will be released under Thai law from all of its obligations to such Exchanging Securityholders related to such Thai Romo Notes;

          (xviii)   the parties signatory to the Exchange Agreement and the
Custodial Agreement constitute all of the parties required to cause the Exchange to be legal, valid and binding under Thai law in accordance with the terms of the Exchange Agreement and the Custodial Agreement (assuming the due execution and delivery thereof by the parties thereto); the provisions of the Exchange Agreement and the Custodial Agreement are in proper form under Thai law to legally transfer to RMOC all of the shares of capital of Thai Romo held by the Exchanging Securityholders free and clear of any lien or encumbrance (except as described in Schedule B to the Exchange Agreement) and to effect the other transactions set forth in the Exchange Agreement and the Custodial Agreement (assuming the due execution and delivery thereof); the provisions of the Exchange Agreement and the Custodial Agreement are legally sufficient under Thai law to terminate all rights of the Exchanging Securityholders as securityholders of Thai Romo and to vest in RMOC good and marketable title, free and clear of any lien or encumbrance (except as described in Schedule B to the Exchange Agreement), to all of the shares of capital of Thai Romo, except for five shares of capital of Thai Romo that will be owned by five of the Exchanging Securityholders designated by RMOC; such ownership of the shares of capital of Thai Romo by RMOC and such Exchanging Securityholders does not violate any provision of Thai law, the Concession, the Designation, the Joint Operating Agreements, the Memorandum or Articles or the Thai Romo Stockholders Agreement and satisfies all legal requirements applicable to Thai Romo as a private limited company validly existing under Thai law; the Exchanging Securityholders will not have any rights (assuming the due execution and delivery of the Exchange Agreement) to receive any dividends or distributions or any payments with respect to any reserves of Thai Romo other than as described in the Prospectus; and no taxes, fees or payments are required to be paid by the Company under Thai law in connection with the transactions contemplated by the Exchange Agreement and the Custodial Agreement except as provided for therein; and

          (xix) to such counsel's knowledge, Thai Romo owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all governmental authorities (including regulatory agencies), all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and Thai Romo has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and Thai Romo and, to the best of the counsel's knowledge, the Block Operator and the Tantawan Operator are in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus.

          Based upon such counsel's representation of Thai Romo and its affiliates and such counsel's knowledge of Thai law and official practices, such counsel has no reason to believe that Thai Romo has conducted or is conducting its business or operations otherwise than in accordance with the Memorandum and Articles, the Concession, the Designation and the Joint Operating Agreements, or that any waivers, agreements or understandings exist with respect to the matters contemplated therein except as set forth therein.

          Such counsel may state that such opinion is limited in all respects to the laws of Thailand and that such opinion is rendered for the benefit of the Underwriters at the request of Thai Romo and may be relied upon by the Underwriters in connection with the Exchange, the offering of the Shares and the other transactions referenced in such opinion.

     (h) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Representatives shall have received such certificates from the chief operating officer and the chief financial officer of RMOC and such opinions, from counsel reasonably satisfactory to the Representatives, as the Representatives may reasonably request with respect to the following matters:

          (i) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting RMOC or any of the Subsidiaries or any of their respective properties or to which RMOC or any of the Subsidiaries is or may be a party or to which any property of RMOC or any of the Subsidiaries is or may be the subject which, if determined adversely to RMOC or any of the Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of RMOC and the Subsidiaries, taken as a whole;

          (ii) neither RMOC, RMEC, TRH nor Thai Romo is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its certificate of incorporation or bylaws (or, as to Thai Romo, its Memorandum and Articles), as amended, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which RMOC, RMEC, TRH or Thai Romo is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to RMOC and the Subsidiaries, taken as a whole; the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by each of RMOC and RMEC of its obligations under this Agreement and the consummation of the transactions contemplated herein and under the Exchange Agreement and the Custodial Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which

RMOC, RMEC, TRH or Thai Romo is a party or by which RMOC, RMEC, TRH or Thai Romo is bound or to which any of the property or assets of RMOC, RMEC or TRH is subject;

          (iii) prior to giving effect to the Transactions, all of the shares of capital stock of RMEC were owned of record by the Principal Shareholders and Mr. Sidney F. Jones, and all of the shares of capital stock of TRH were owned of record by RMOC, in each case, free and clear of any liens or encumbrances within the meaning of the Uniform Commercial Code; and all of the outstanding shares of capital stock of RMEC and TRH, after giving effect to the Transactions, will be owned directly by RMOC, free and clear of any liens or encumbrances within the meaning of the Uniform Commercial Code;

          (iv) each of the Principal Shareholders has full legal right, power and authorization, and any consent or approval required by law, any court or any governmental agency or body, to sell, assign, transfer and deliver good and marketable title to the Exchange Securities, in the numbers and amounts shown on Schedule B to the Exchange Agreement, free and clear of any liens or encumbrances, other than the pledges described on Schedule B to the Exchange Agreement; and

          (v) the delivery of certificates for the Exchange Securities by the Principal Shareholders pursuant to the Exchange Agreement and the Custodial Agreement, in the numbers and amounts shown on Schedule B to the Exchange Agreement, will pass good and valid title to such Exchange Securities to RMOC free and clear of any liens or encumbrances, other than the pledges described on Schedule B to the Exchange Agreement.

     (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, KPMG Peat Marwick LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

     (j) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Andrews & Kurth L.L.P., counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (k) on or prior to the Closing Date or Additional Closing Date, as the case may be, RMOC, RMEC and each of the Principal Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request;

     (l) the "lock-up" agreements, each substantially as set forth in Section 6(i) herein, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be;

     (m) all the representations and warranties of the Principal Shareholders contained in this Agreement shall be true and correct, on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Principal Shareholders to the effect set forth in this Section 8(m) and in Section 8(l) hereof; the Transactions shall have been consummated and the Exchange Agreement and the Custodial Agreement shall be in full force and effect as executed and delivered as of the date hereof, without any change or modification by operation of law or otherwise;

     (n) the Exchanging Securityholders shall not have failed at or prior to the date hereof or the Closing Date to have performed or complied with any of their agreements contained in the Exchange Agreement or the Custodial Agreement and required to be performed or complied with by them at or prior to the date hereof or the Closing Date; at the Closing, RMOC shall have furnished "lock-up" letters in substantially in form and substance set out in Section 6(i) and to the reasonable satisfaction to the Representatives, duly executed from the persons referred to in Section 6(n);

     (o) neither RMOC nor any Subsidiary shall have, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however, characterized, to any finder, agent, government official or other party in the United States, Thailand or any other country, which is in any matter related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States, Thailand or any other country having jurisdiction;

     (p) RMOC will provide a bring-down letter from Ryder Scott on the Closing Date and the Additional Closing Date, as the case may be;

     (q) the Stockholders Agreement of Thai Romo shall have been terminated as of the Closing Date; and

     (r) as of the Closing Date and the Additional Closing Date, as the case may be, either (i) the lending commitment letter dated _____________________ from __________________ shall be in full force and effect on the terms set forth therein or (ii) definitive agreements shall have been executed and delivered with respect to such lending commitment, on the terms set forth in the lending commitment letter described in clause (i).

   9. RMOC and each Principal Shareholder agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if RMOC shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to RMOC in writing by such Underwriter through the Representatives expressly for use therein, and provided that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended and supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), provided that RMOC shall have delivered the Prospectus, as amended or supplemented, to the Underwriters on a timely basis to permit such delivery. Notwithstanding anything in this Agreement to the contrary, each of the Principal Shareholders' aggregate liability, which liability shall be several and not joint, under this Agreement, including under this Section 9, shall be limited to an amount equal to the gross
(before deducting expenses) cash proceeds of $_______ and $_______, respectively, (an aggregate of $24.6 million) received by Messrs. Rutherford and Moran from the Transactions (as described in the Prospectus) pursuant to this Agreement, the Exchange Agreement and the other agreements related to the Transactions and shall be subject to the procedures set forth in this
Section 9.

   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless RMOC, its directors and officers who sign the Registration Statement, each person who controls RMOC within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and the Principal Shareholders to the same extent as the foregoing indemnity from RMOC and the Principal Shareholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to RMOC in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential materially differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for RMOC, its directors, its officers who sign the Registration Statement and such control persons of RMOC shall be designated in writing by RMOC. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person to the extent set forth herein from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request (except as to any amounts contested in writing in good faith by such Indemnifying Person) prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified
Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

   If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by RMOC and the Principal Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of RMOC and the Principal Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by RMOC and the Principal Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by RMOC and the Principal Shareholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of RMOC and the Principal Shareholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by RMOC or the Principal Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          RMOC, the Principal Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall
(i) an Underwriter be required to contribute any amount in excess of the amount by which (x) the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds (y) the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and
(ii) a Principal Shareholder be required to contribute any amount in excess of the amount by which (x) the gross (before deducting expenses) cash proceeds received by the Principal Shareholder from the Transactions (as described in the Prospectus) pursuant to this Agreement, the

Exchange Agreement and the other agreements related to the Transactions exceeds (y) the aggregate amount the Principal Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares set forth opposite their names in Schedules I and II hereto, and not joint.

   The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

   The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of RMOC, RMEC and the Principal Shareholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of RMOC or RMEC, their officers or directors, any other person controlling RMOC or RMEC, any Principal Shareholder or any Exchanging Securityholder and (iii) acceptance of and payment for any of the Shares.

   10. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to RMOC, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Nasdaq National Market or The London Stock Exchange, (ii) trading of any securities of or guaranteed by RMOC shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or London, by either federal, New York State or United Kingdom authorities shall have been declared, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

   11. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

   If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedules I and II bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and RMOC for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several U.S. Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or RMOC. In any such case either you or RMOC shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional
Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

   12. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of RMOC or the Principal Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason RMOC, RMEC or the Principal Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled (other than solely as a result of a breach by the Underwriters of this Agreement), RMOC and RMEC agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

   13. This Agreement shall inure to the benefit of and be binding upon RMOC, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and the Principal Shareholders, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

   14. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: ________________); Attention: Syndicate Department. Notices to RMOC or RMEC shall be given to it at 5 Greenway Plaza, Suite 220, Houston, Texas 77046, (telefax: 713-621-7072); Attention: _________________.
Notices to Patrick R. Rutherford shall be given to him at _____________. Notices to John A. Moran shall be given to him at ________________.

   15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

   16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITHE THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                      Very truly yours,

                      Rutherford-Moran Oil Corporation


                      By:____________________________________
                        President and Chief Executive Officer


                      Rutherford-Moran Exploration Company


                      By:____________________________________
                        President and Chief Executive Officer


                      Principal Shareholder


                      By:____________________________________
                        Patrick R. Rutherford
                        Solely for the purposes of Sections 5, 7-9 and 13-16


                      Principal Shareholder


                      By:____________________________________
                        John A. Moran
                        Solely for the purposes of Sections 5, 7-9 and 13-16

Accepted: ____________________________ , 1996

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.

Acting severally on behalf
 of themselves and the
 several U.S. Underwriters listed
 in Schedule I hereto.

By:    J.P. Morgan Securities Inc.

By: ________________________________________
     Title:

J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International Limited
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.

Acting severally on behalf
 of themselves and the
 several International Managers
 listed in Schedule II hereto.

By:  J.P. Morgan Securities Ltd.

By: ________________________________________
     Title:

                                                                    SCHEDULE I

                                                                     Number of
                                                      U.S. Underwritten Shares
Underwriter                                                    To Be Purchased
- -----------                                           ------------------------

J.P. Morgan Securities Inc  . . . . . . . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . .
PaineWebber Incorporated  . . . . . . . . . . . . .
Smith Barney Inc. . . . . . . . . . . . . . . . . .


          Total

                                                                   SCHEDULE II

                                                       Number of International
                                                           Underwritten Shares
Underwriter                                                    To Be Purchased
- -----------                                           ------------------------

J.P. Morgan Securities Ltd. . . . . . . . . . . . .
Morgan Stanley & Co. International Limited  . . . .
PaineWebber International (U.K.) Ltd. . . . . . . .
Smith Barney Inc. . . . . . . . . . . . . . . . . .



          Total

                                                                  SCHEDULE III

                                                    Exchanging Securityholders
                                                    --------------------------

Stockholders of RMEC
- --------------------
     Patrick R. Rutherford
     John A. Moran
     Sydney F. Jones

Shareholders of Thai Romo
- -------------------------
     THAIPRR, L.P.
     PRRTHAI, Inc.
     THAI JAM, L.P.
     JAMTHAI, Inc.
     THAISFJ, L.P.
     SFJTHAI, Inc.
     MDMTHAI, Inc.
     SRRTHAI, Inc.
     Red Oak Holdings, Inc.

                                                                  SCHEDULE IV

                              Subsidiaries of RMOC Following the Transactions
                              -----------------------------------------------

Rutherford-Moran Exploration Company, a Texas Corporation
Thai Romo Limited, a limited company organized under the laws of the Kingdom of Thailand
Thai Romo Holdings, Inc., a Delaware corporation

Record ownership of five shares of Thai Romo is held by third parties solely to satisfy Thai law.